EXHIBIT 10.59





                    FIRST AMENDMENT OF LEASE

                             BETWEEN

                     CLOPPER ROAD ASSOCIATES

                               AND

                         MEDIMMUNE, INC.





                       DATE:  June 8, 1993

                        TABLE OF CONTENTS



Explanatory Statement                                  Page No.

1.   Effective Date of First Amendment                           1



2.   Capitalized Terms                                           1

3.   Expansion Space                                             1

4.   Shell Construction of Additional
     Expansion Space                                             1

     a.   Shell Plans; Filing for Building Permit                1

     b.   Shell Completion                                       1

     c.   Landlord's Shell Warranty                              2

5.  Construction of Initial Improvements
    to Expansion Space                                           2

     a.   Plans and Specifications; Long
          Lead-Time Items                                        2

     b.   [Intentionally Deleted]                                2

     c.   Third Party as Contractor                              2
          (i)  Approval and Performance                          2
          (ii) Insurance                                         3
          (iii)Manekin's observation                             3

6.   Expansion Space Contribution                                3

7.  The Expansion Space Loan                                     3

8.   Construction Provisions of Original Leased
     Premises Not Applicable to Expansion Space                  4

9.  Term of Expansion Space Lease                                4

    a.   Expansion Space Commencement Date                       5

    b.   Early Occupancy of Portion of Existing
         Expansion Space                                         5

    c.   Possession of Expansion Space                           5

    d.   Acceptance of Expansion Space                           5

10. Cancellation Options                                         5

11. Basic Annual Rent for the Expansion Space                    6

    a.  Commencement of Payment of Basic
        Annual Rent for the Expansion Space                      6

    b.  Amount of Basin Annual Rent
        for Additional Expansion Space                           7

    c.  Amount of Basin Annual Rent for
        Existing Expansion Space                                 7

    d.  Payment of Basic Annual Rent
        for Expansion Space                                      7

    e.  Security Deposit                                         7

12.     Adjustments to Square Footages, Percentages
        and Addresses                                            9

13.     Environmental Assurances                                 10

14.     Assignment/Subletting                                    11

15.     Notices                                                  11

16.     Parking                                                  11

17.     Tenant Financing of Equipment, Fixtures, Etc.            11

18.     Right of First Offer                                     11

19.     Tenant Authorization                                     13

20.     Lease as Amended                                         13

21.     Tenant Reaffirmation of Lease                            13



EXHIBIT A      Description of Expansion Space

EXHIBIT B      Description of Shell Plans

EXHIBIT C      Description of Expansion Space Plans

EXHIBIT D      Shell Construction Costs

EXHIBIT E      List of Tenants With Superior Rights to Tenant to
         Lease Available Space in First Phase of Project
                    FIRST AMENDMENT OF LEASE



     THIS FIRST AMENDMENT OF LEASE (this "First Amendment") is made this 8th day of June, 1993 by and between CLOPPER ROAD
ASSOCIATES, a Maryland general partnership ("LANDLORD") and MEDIMMUNE, INC., a Delaware corporation ("TENANT").

                      EXPLANATORY STATEMENT

    A.    Landlord and Tenant entered into a Lease dated February
14, 1991 (the "Lease") for a portion of Building D (the
"Building") located at 35 West Watkins Mill Road in the
Bennington Corporate Center, which portion contains 40,843 square feet (the "Original Leased Premises").

    B .   Landlord and Tenant now desire to expand the Building,
increase the square footage of the Original Leased Premises, adjust the rent payable therefor, and make certain other changes to the Lease, all as more specifically set forth below.

    NOW, THEREFORE, in consideration of the Explanatory
Statement, which shall be deemed a substantive part of this First
Amendment, the covenants of the parties herein and in the Lease, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

          1. Effective Date of First Amendment. From and after the date of this First Amendment, the Lease shall be amended as set forth below.

          2.   Capitalized Terms.   All capitalized terms in this
First Amendment shall have the same meanings as those in the Lease, unless specifically set forth otherwise herein.

          3. Expansion Space. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, in addition to the Original Leased Premises, approximately Nine Thousand Seven Hundred Ninety Two (9,792) rentable square feet of space, consisting of Seven Thousand Five Hundred Fifty-Two (7,552) existing square feet in the Building (the "Existing Expansion Space"), and Two Thousand Two Hundred Forty (2,240) rentable square feet of space which shall be added to the Building (the "Additional Expansion Space") (collectively, the "Existing Expansion Space and the Additional Expansion Space shall be deemed the "Expansion Space"). The Expansion Space is shown more particularly on Exhibit A attached hereto and made a part hereof.

     4.   Shell Construction of Additional Expansion Space.

          a. Shell Plans; Filing for Building Permit. Landlord shall cause the "Shell" for the Additional Expansion Space (the "Shell Construction") to be constructed. Landlord has initially designated as the general contractor to cause the Shell construction, Riparius Construction, Inc. ("Riparius"). Landlord shall provide all work, labor and materials in support of the Shell construction in accordance with the plans and specifications for the Shell (the "Shell Plans") , which Shell Plans have been approved and initialed by the parties. The Shell Plans are described more fully on Exhibit B attached hereto and incorporated herein by reference.

          Landlord shall file its application with Montgomery
County for the Shell Building Permit within five (5) days of the execution and delivery of this Lease.

          b. Shell Completion. Landlord shall complete the Shell Construction so that the Shell is ready for construction of the Initial Improvements to the Additional Expansion Space (as defined below) no later than five (5) months after the date that Montgomery County has issued a building permit for the Shell (the "Shell Completion Date"). The Shell Completion Date shall be pushed back one (1) day for each day that Shell Construction is delayed due to (i) Tenant-generated change orders to the Shell Plans; (ii) delays of any nature whatsoever caused by Tenant; and
(iii) Tenant negligence or willful misconduct.

    Promptly upon Landlord's Completion of the Shell
Construction, Tenant's architect shall certify to Tenant that the Shell Construction has been completed in accordance with the Shell Plans.

          c. Landlord's Shell Warranty. At the termination of Landlord's Shell Warranty Period (as defined below), or upon the transfer of fee simple title to the Property to Landlord's lender (the "Permanent Lender") pursuant to a foreclosure of Landlord's loan, a conveyance in lieu of foreclosure, or otherwise, Landlord hereby agrees to and will assign to Tenant, to the extent they are assignable, any and all written warranties and guarantees from Landlord's contractors, subcontractors and suppliers of any materials and labor to the Shell, for that portion, if any, of the Lease Term that such warranties and guarantees are in effect. Landlord hereby warrants ("Landlord's Shell Warranty") to Tenant that Landlord will be responsible for a period ("Landlord's Shell Warranty Period") of one (1) year from the Shell Completion Date to repair or to have repaired all defects in the Shell Construction, to the extent such defects are not caused by the negligence of Tenant or any of its agents, servants, employees or contractors (in which event such defects will be repaired at Tenant's sole cost). To the extent that Landlord is obligated to make repairs pursuant to Landlord's Shell Warranty, Tenant will be relieved during Landlord's Shell Warranty Period of the obligations imposed upon it pursuant to this Lease to make or pay for such repairs to the Shell. Tenant agrees to and will give Landlord prompt notice of the need for any such repairs.


     5.  Construction of Initial Improvements to Expansion Space.

          a. Plans and Specifications; Long Lead-Time Items. Tenant has caused the preparation of plans and specifications (the "Expansions Space Plans") for the Initial Improvements with respect to the Existing Expansion Space (the "Existing Expansion Space Initial improvements") and for the Initial Improvements with respect to the Additional Expansion Space (the "Additional Expansion Space Initial Improvements") (the Existing Expansion Space Initial Improvements and the Additional Expansion Space Initial Improvements being collectively referred to as the "Expansion Space Initial Improvements"). The Expansion Space Plans have been approved and initialed by the parties. The Expansion Space Plans are described more fully on Exhibit C attached hereto and incorporated herein by reference.

          b.   [Intentionally Deleted.)

          c.   Third Party as Contractor.

               (i)  Approval and Performance.  Tenant has
initially selected Riparius (the "Third Party Contractor") to construct the Initial Improvements to the Expansion Space. Landlord hereby approves of such selection. Tenant will not change the Third Party Contractor from Riparius to another party without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. The Third Party Contractor shall perform its work in strict compliance with all laws rules, regulations, orders, codes and other requirements of all governmental and quasi-governmental authorities having jurisdiction with respect to the Expansion Space and/or the performance of the Initial Improvements, and shall comply with all of Landlord's reasonable rules and regulations provided to the Third Party Contractor.

                 (ii)  Insurance.  In addition, the Third
Party Contractor shall obtain Builder's Risk insurance naming Landlord, Tenant and Manekin Corporation as additional insureds and public liability insurance with limits of $1,000,000/ $2,000,000 for the construction of the initial improvements, and proof that it maintains a policy of Workmen's Compensation Insurance in accordance with applicable law. No later than the date of commencement of construction of the Initial Improvements to the Expansion Space, the Third Party Contractor shall provide original insurance certificates to Landlord evidencing all such insurance policies.

                    (iii) Manekin's Observation. Manekin, on behalf of Landlord, shall have the right to observe the Third Party Contractor's work on the Initial Improvements to the Expansion Space, and Tenant shall pay Manekin a fee (the "Fee") equal to the lesser of (i) all of Manekin's out-of-pocket costs for such observation, including, without limitation, the wages, salaries or other compensation and any taxes, insurance or benefits of its personnel performing such observation; and (ii) three percent (3%) of the Existing Expansion Space Contribution (as defined below), which three percent equals Six Thousand one Hundred Seventeen Dollars and Twelve Cents ($6,117.12). Tenant shall pay this Fee thirty (30) days after receipt of Landlord's invoice therefor, together with all applicable supporting documentation.

          G. Expansion Space Contribution. Landlord shall contribute to Tenant Twenty Seven Dollars ($27.00) per rentable square foot of the Existing Expansion Space (as such square footage may vary pursuant to Paragraph 12(c) below) (the "Expansion Space contribution"), as an allowance for construction of the Initial Improvements to the Existing Expansion Space. Subject to Paragraph 7 below, Tenant shall pay all costs of any nature which exceed the Expansion Space Contribution for construction of the Initial Improvements to the Expansion Space.

          Tenant shall send Landlord an invoice for each monthly construction invoice Tenant must pay with respect to the Existing Expansion Space Initial Improvements, and Landlord shall pay Tenant one-half of each such invoice within thirty (30) days of receipt thereof, until the Expansion Space Contribution has been fully paid.

          Landlord's obligation to make the payments set forth above in this Paragraph 6 shall be subject to (i) certification by Tenant's architect that the applicable stage of completion has been achieved, and (ii) the receipt by Landlord of (A) (i) with reference to all draws other than the final draw, duly executed releases of liens with respect to the work by the Third Party Contractor; and (ii) with reference to the final draw, duly executed releases of liens with respect to the work by the Third Party Contractor and all subcontractors; and (B) a written draw request on AIA Form G702 with respect to the work for which payment is being requested.



          7. The Expansion Space Loan. Landlord shall loan Tenant Fifty Dollars ($50.00) per rentable square foot of the Additional Expansion Space, for a total of One Hundred Twelve Thousand Dollars ($112,000.00) (the "Expansion Space Loan"). The Expansion Space Loan shall be applied first to pay one hundred percent of the invoices for the Shall Construction. If the Shell Construction costs are greater that the amount of the Expansion Space Loan. If the Shell Construction costs are less than the Expansion Space Loan, the amount of the Expansion Space Loan in excess of the Shell Construction costs shall be applied to the costs of the Initial Improvements to the Existing Expansion Space.

          There is attached hereto as Exhibit D and incorporated herein by reference the categories of items constituting the Shell Construction costs and the estimated costs within each such category. Within thirty (30) days after the Shell Completion Date, Landlord shall provide to Tenant invoices substantiating the full amount of the Shell Construction costs. Within twenty
(20) days thereafter: (a) if the Shell Construction costs are more than $112,000, Tenant shall pay Landlord in cash the entire amount of such costs over $112,000; and (b) if the Shell Construction costs are less than $112,000, Landlord shall add the amount by which $112,000 exceeds the Shell Construction costs to the Expansion Space Contribution, and Landlord and Tenant promptly shall execute an amendment to the Lease as amended hereby setting forth the new Expansion Space Contribution. Landlord agrees that it will not allow or permit the total costs attributable to any category set forth on Exhibit D to exceed the estimated amount for such respective category as set forth on Exhibit D without first obtaining the prior written consent of the Tenant.

          Tenant shall repay the Expansion Space Loan to Landlord at thirteen percent (13%) interest per year, over ten (10) years, commencing on August 1, 1994 (the "Loan Repayment") which Loan Repayment is incorporated into the Basic Annual Rent for the Additional Expansion Space. In the event that the Lease, as amended hereby or hereafter, terminates early for any reason whatsoever, Tenant shall repay to Landlord no later than the date of such early termination the then-outstanding balance of the Expansion Space Loan.

          Tenant shall have the option at any time during the Lease Term, to prepay all or a portion of the then outstanding balance of the Expansion Space Loan without any prepayment penalty. In the event that the Tenant prepays all of the then-outstanding balance of the Expansion Space Loan, then and in such event, there shall be a reduction in the Basic Annual Rent for the Additional Expansion Space and in the monthly installments of the Basic Annual Rent for the Additional Expansion Space. In the event that Tenant prepays a portion but not all of the then-outstanding balance of the Expansion Space Loan, the Basic Annual Rent for the Additional Expansion Space and the monthly installments of such Basic Annual Rent shall not be reduced at all, but shall remain the same as they were before any such partial prepayment until the balance of the Expansion Space Loan has been paid in full. Upon the payment in full of the Expansion Space Loan, the Basic Annual Rent shall be reduced by the amount of $1,672.27 per month.

          For purposes of determining at any time the then unpaid principal balance of the Expansion Space Loan, the same shall be equal to (i) the then unpaid principal balance of a one Hundred Twelve Thousand Dollar ($112.000.00) loan amortized at thirteen percent (13%) interest per annum over one hundred twenty (120) months with level equal monthly payments of principal and interest and with the first payment having been made on August 1, 1994; and (ii) less prepayments theretofore made; and (iii) plus any adjustments to the extent that Basic Annual Rent for the Additional Expansion Space has not been paid in accordance with its terms.

          8. Construction Provisions of Original Leased Premises Not Applicable to Expansion Space. Article I.B of the Lease shall only apply to the Original Leased Premises, and shall not apply to the Expansion Space except as specifically set forth in this First Amendment.

          9. Term of Expansion Space Lease. The Expansion Space Term will commence on the Expansion Space Commencement Date and will end on the last day of the Leased Term. From and after the date of this First Amendment, the term "Leased Term" will include the Expansion Space term. Upon the occurrence of the Expansion Space Commencement Date, Landlord and Tenant shall execute in writing a statement setting forth the Expansion Space Commencement Date.

               a.  Expansion Space Commencement Date.  The
Expansion Space Commencement Date shall be the date that Tenant has obtained a temporary certificate of occupancy and all other licenses and permits required with respect to construction-related issues only, in order for Tenant to occupy the Expansion Space.
               b.  Early Occupancy of Portion of Existing
Expansion Space. Notwithstanding subsection 9 (a) above, Tenant shall have the right to occupy approximately One Thousand Two Hundred (1,200) rentable square feet of the Existing Expansion Space (the "Early Occupancy Space") as shown in red on Exhibit A, on the date (the "Early Occupancy Date") that (i) the Initial improvements for such Early Occupancy Space have been completed subject only to minor punch list items; and (ii) a temporary certificate of occupancy has been issued, together with all other licenses and permits required with respect to construction-related issues only, so that Tenant may occupy the Early Occupancy Space. on or before the Early Occupancy Date, Tenant shall have provided Landlord with all certificates of insurance as required under the Lease with respect to the Early Occupancy Space, and all aspects of the Lease as amended hereby, except for the Basic Annual and Additional Rent provisions, shall apply to Tenant's occupancy of the Early Occupancy Space.

               c. Possession of Expansion Space. This First Amendment will remain fully effective and Tenant may not cancel or rescind it due to late possession, regardless of when possession is actually delivered. Moreover, in no event will Landlord be liable to Tenant for damages, if any, sustained by Tenant as a result of Landlord's delay in delivering the Expansion Space.

               d.  Acceptance of Expansion Space.  Upon
Landlord's delivery of possession of the Expansion Space to Tenant, Tenant will be deemed to have accepted the Expansion Space subject to Landlord's duties otherwise provided herein.


          10.  Cancellation options.

               a. Paragraph II.B(l) of the Lease shall apply to the Expansion Space but shall be amended by (w) adding Ninety Thousand Six Hundred Twenty-Four Dollars ($90,624.00) to each of the First Fee and the Second Fee defined in the first paragraph thereof so that the total First Fee shall equal Two Hundred Fifteen Thousand Six Hundred Twenty-Four Dollars ($215,624.00) and the total Second Fee shall equal Two Hundred Fifteen Thousand Six Hundred Twenty-Four Dollars ($215,624.00); (x) adding the underlined phrase to the end of subsection (b) (ii) of the first paragraph thereof so that subsection (b)(ii) shall read "(ii) the then-outstanding balance of the Loan Amount and the Expansion Space Loan ..."; (y) substituting the numbers in the mathematical example in the third to the last sentence in the first paragraph thereof as follows: "... such that each Fee will equal One Hundred Seventy-Four Thousand Six Hundred Twenty-Four Dollars ($174,624.00) ($215,624.00 - $41,000.00 = $174,624.00)."; and (z)
adding the underlined language in the last sentence in the first paragraph thereof as follows: "... the then-outstanding balance of the Loan Amount and the Expansion Space Loan upon the Lease termination hereunder."

          The second paragraph of Paragraph II.B(1) of the Lease shall be amended by adding in the seventh line thereof the following underlined language: "...shall set forth through the Acquisition Termination Date the outstanding balance of the Loan Amount and the Expansion Space Loan..."


               b. Paragraph II.B(2) of the Lease shall apply to the Expansion Space but shall be amended by (x) adding Ninety Thousand Six Hundred Twenty-Four Dollars ($90,624.00) to each of the First Five-Year Fee and the Second Five-Year Fee defined in the first paragraph thereof so that the total First Five-Year Fee shall equal Two Hundred Fifteen Thousand Six hundred Twenty-Four Dollars ($215,624.00) and the total. Second Five-Year Fee shall equal Two hundred Fifteen Thousand Six Hundred Twenty-Four Dollars ($215,624.00); and (y) adding the underlined phrase to the end of subsection (b) of the first paragraph thereof so that subsection (b) shall read "(b) the then-outstanding balance of the Loan Amount at-id the Expansion Space Loan".

    The second paragraph of Paragraph II.B(2) of the Lease shall be amended by adding in the seventh line thereof the following underlined language: " ... which Five-Year Termination Rent Statement shall set forth through the Five-Year Termination Date the outstanding balance of the Loan Amount and the Expansion Space Loan... "

          c. Paragraph II.B(3) of the Lease shall apply to the Expansion Space but shall be amended by adding the underlined language to the end of the second sentence of the first paragraph thereof as follows: "If Tenant exercises its right to terminate this Lease under this Paragraph II.B.(3), Tenant shall pay by certified or bank cashier's check made Payable to Landlord, or at Landlord's option by wire transfer of immediately available funds to Landlord's account, at the time Tenant gives Landlord notice hereunder, a fee (the "First Ten-Year Fee") of Twenty-Two Thousand Six Hundred Fifty-Six Dollars ($22,656.00). In addition, Tenant shall pay to Landlord in the manner set forth in Paragraph II.B(2) on or before the expiration of the one hundred nineteenth (119th) month of the Lease Term, both (a) a second fee (the "Second Ten-Year Feel") (collectively, the First and Second Ten-Year Fees shall be called the "Ten-Year Fees") of Twenty-Two Thousand Six Hundred Fifty-Six Dollars ($22,656.00) and (b) the then-outstanding balance of the Loan Amount and the Expansion Space Loan."

          The second paragraph of Paragraph II.B(3) of the Lease shall be amended by adding in the seventh line thereof the following underlined language: "... which Ten-Year Termination Rent Statement shall set forth through the Ten-Year Termination Date the outstanding balance of the Loan Amount and the Expansion Space Loan..."



          In addition, the second paragraph of Paragraph II.B(3) shall be amended by adding in the second sentence thereof the following underlined language: "Notwithstanding anything set forth above in this Paragraph - II.B(3), the termination of the Lease pursuant to this Paragraph shall not be effective until Landlord has received from Tenant all Ten-Year Fees and the amount set forth in the Ten-Year Termination Rent Statement; provided, however, that if Landlord fails to provide the Ten-Year Termination Rent Statement to Tenant as and when required hereunder, the termination of the Lease pursuant to this Paragraph shall nevertheless be effective on the Ten-Year Termination Date; provided that in such event, Tenant has timely paid the Ten-Year Fees to Landlord."

          Finally, the second paragraph of Paragraph II.B(3) shall be amended by adding to the last sentence thereof the following underlined language: "... Landlord shall have no further right to make any claim for payment of any sums payable by Tenant to landlord pursuant to this Lease other than the Fees and the sums set forth ..."

          11.  Basic Annual Rent for the Expansion Space.

               a. Commencement of Payments of Basic Annual Rent for Expansion Space. Basic Annual Rent on the Expansion Space shall be paid by Tenant, commencing as follows:

                    (1) Tenant's payment of Basic Annual Rent for the Additional Expansion Space shall commence on August 1, 1994, and Tenant's payment of Basic Annual Rent for the Existing
Expansion Space shall commence on September 1, 1994. These payments shall commence on the dates set forth herein regardless of when the Expansion Space Commencement Date occurs.

               b. Amount of Basic Annual Rent for Additional Expansion Space. Basic Annual Rent for the Additional
Expansion space, including, but not limited to, amortization of the Expansion Space Loan, shall equal Twenty-Seven Thousand Three Hundred Fifty Dollars and Forty Cents ($27,350.40) per annum, payable in equal monthly installments of Two Thousand Two Hundred Seventy-Nine Dollars and Twenty Cents ($2,279.20). Payment of the first monthly installment hereunder shall commence on August 1, 1994 and shall continue for one hundred twenty (120) months of the Lease Term; provided that if payment commences on a date that is not the first day of a month, then payment shall continue for one hundred twenty (120) months plus the partial first month in which payment commences.

               Commencing on the first day of the one hundred twenty-first (121st) month after payment has commenced under Paragraph 11(b) above, Tenant shall pay a reduced Basic Annual Rent for the Additional Expansion Space equal to Four Dollars and Forty Cents ($4.40) per square foot of the Additional Expansion Space, for a total of Nine Thousand Eight Hundred Fifty-Six Dollars ($9,856.00) per annum, in equal monthly installments of Eight Hundred Twenty-One Dollars and Thirty-Three Cents $821.33), for the remainder of the Initial Lease Term.

               c. Amount of Basic Annual Rent for Existing Expansion Space. Basic Annual Rent for the Existing Expansion Space, including, but not limited to, repayment of the Expansion Space Contribution, shall equal One Hundred Thousand Three Hundred Sixty-Six Dollars and Eight Cents ($100,366.08) per annum, payable in equal monthly installments of Eight Thousand Three Hundred Sixty-Three Dollars and Eighty-Four Cents ($8,363.84), commencing oil September 1, 1994. Such Basic Annual Rent for the Existing Expansion Space shall be increased Three and One-half Percent (3.5%) per annum, compounded annually, on each anniversary of the commencement of payment hereunder.

          d.  Payment of Basic Annual Rent for Expansion
Space. The above amounts of Basic Annual Rent for the Expansion Space shall be paid at the time and in addition to the payment of Basic Annual Rent for the Original Leased Premises, and otherwise in the manner set forth in Article III.B of the Lease, commencing on August 1, 1994 with respect to the Additional Expansion space, and September 1, 1994 with respect to the Existing Expansion Space.

          e. Security Deposit. Contemporaneously with the execution of this First Amendment, Tenant shall deposit with Landlord the sum of Ten Thousand Six Hundred Forty-Three and 04/100 Dollars ($10,643.04), which amount shall be applied by Landlord to the monthly installment of Basic Annual Rent for the Expansion Space with respect to the month of September, 1994.


          Paragraph III.A. of the Lease is hereby deleted and there is inserted in lieu thereof the following:

          A. Upon the occurrence of the Triggering Event prior to December 31, 1996, the Tenant shall, upon twenty (20) days; written notice from Landlord, provide to Landlord a Security Deposit in the form of a Letter of Credit. The Letter of Credit shall serve as a security deposit to guaranty Tenant's performance of its monetary obligations under the Lease.

          The Triggering Event shall be either (i) Tenant's Total Shareholders' Equity as stated for the most recently completed quarterly accounting period on Tenant's Balance Sheet is less than Ten Million Dollars ($10,000,000.00), or (ii) Tenant's Balance Sheet for Tenant's most recently completed quarterly accounting period states with reference to Cash and Cash Equivalents, Marketable Securities and Trade Receivables an amount in the aggregate of less than Five Million Dollars ($5,000,000.00). For purposes of this lease, the term "quarterly accounting period" shall mean calendar quarters ending March 31, June 30, September 30 and December 31, respectively. For purposes of this Lease, the term "Tenant's Balance Sheet" shall mean that Balance Sheet prepared by the Certified Public Accountant regularly servicing Tenant. Tenant shall provide Landlord with a copy of its Balance Sheet no later than three (3) days after Tenant's receipt thereof.

          The principal amount of the Letter of Credit shall be initially equal to Four Hundred Eighty-Six Thousand Six Hundred
Fifty-Six Dollars ($486,656.00) plus the then unpaid balance of the Expansion Space Loan.

          In the event a Letter of Credit is in fact posted, and in the event that no event of default occurs pursuant to the terms of this Lease, then the principal amount of the Letter of Credit shall be reduced on the first day of the thirteenth
(13th), twenty-fifth (25th), thirty-seventh (37th) and forty-third (43rd) months following the Triggering Event to the respective amounts as follows:

Term of Letter of Credit      Principal Amount of Letter of
Credit
Months 13 through 24          $364,992.00 plus the then unpaid

                              principal balance of the Expansion
                              Space Loan

    Months 25 through 36      $243,328.00 plus the then unpaid
                              principal balance of the Expansion
                              Space Loan

    Months 37 through 42      $121,664.00 plus the then-unpaid
                              principal balance of the Expansion
                              Space Loan

    Month 43 and the          No Letter of Credit shall be
    remainder of the Lease    required
    Term

               Each Letter of Credit shall have a term of twelve
(12) months commencing on the date of posting of the first Letter of Credit, and each subsequent Letter of Credit will have a term of twelve (12) months except the fourth Letter of Credit shall have a term of six (6) months. Each Letter of Credit shall be drawn by a commercial bank and in a form reasonably acceptable to Landlord, provided, however, that it shall be a condition of each Letter of Credit that (i) the holder must certify to the issuer of the Letter of Credit that a monetary default has occurred under the Lease and such monetary default has continued beyond any applicable notice and cure period; and (ii) no draw against the Letter of Credit shall be in an amount less than Five Thousand Dollars ($5,000.00).

               At least fifteen (15) days before the expiration of the first Letter of Credit, Tenant shall provide Landlord with a replacement Letter of Credit in the amount as provided above and for a term to commence on the expiration date of the first Letter of Credit and terminating on the last day of the twelfth
(12th) month thereafter, except for the fourth Letter of Credit which shall have a term of six months. Each letter of Credit shall be substantially similar to the prior Letter of Credit and the replacement Letter of Credit (other than the term) must be approved by Landlord, in its reasonable discretion, before the commencement date of the replacement Letter of Credit.

               The delivery of each replacement Letter of Credit within fifteen (15) days before the expiration of each existing Letter of Credit and the issuance of a new Letter of Credit every twelve (12) months for a term of twelve (12) months (except with respect to the fourth Letter of Credit as provided above) shall continue for forty-two (42) months, and any reduction in the amount of any replacement Letter of Credit after the first Letter of Credit shall also be allowed as set forth above, as long as there has been no uncured monetary default in the prior twelve
(12) months.

               The fourth Letter of Credit shall expire on the last day of the forty-second (42nd) month after the Triggering Event. At the expiration of the forty-second (42nd) month after the Triggering Event, Tenant shall no longer be required to provide any further Letter of Credit pursuant to this paragraph III.A. during the remainder of the Lease Term as it may be extended. In addition to any and all other remedies available to Landlord under this Lease, the Letter of Credit may be used at any time by Landlord to cure or compensate Landlord for any monetary default by Tenant under the Lease which continues uncured beyond any applicable notice and cure period; provided that no draw against any Letter of Credit shall be in an amount less than Five Thousand Dollars ($5,000.00). To the extent Landlord makes any such use of a Letter of Credit, Tenant will immediately replenish it to its original amount. The Letter of Credit may not be used or applied by Tenant in lieu of Basic Annual Rent or any other rent provided hereunder.
Notwithstanding anything set forth above in this Paragraph III.A, if within one (1) month before the expiration of the fourth Letter of Credit there exists one or more monetary defaults by Tenant under the Lease which have continued uncured beyond any applicable notice and cure period, and which are in an amount of less than Five Thousand Dollars ($5,000.00) in the aggregate, Landlord shall have the right to draw against the fourth Letter of Credit in an amount sufficient to compensate it for such monetary default or defaults."

          12.  Adjustments to Square Footages, Percentages and
Addresses.

               a. Paragraph III.C(l) (a) of the Lease shall be amended by striking the parenthetical after "Phase 1" in its entirety and replacing it with "25, 45 and 35 West Watkins Mill
Road, respectively".


               b . Paragraph III.C(l) (b) of the Lease shall be amended by striking the phrase "located at 25, 35 and 45 West Watkins Mill Road, respectively" in the first sentence thereof and replacing it with "located at 25, 45 and 35 West Watkins Mill Road, respectively". In addition, the term "Rentable Area of the Buildings" will be deemed to be 134,546 square feet rather than 132,306 square feet in this Paragraph III.C(l)(b) and throughout the Lease so that the term includes the Additional Expansion Space. Finally, the third, fifth and sixth sentences of Paragraph III.C(l)(b) of the Lease will apply to the Building as expanded by the Additional Expansion Space.

               c. Paragraph III.C(l) (c) of the Lease shall be amended so that the term "Rentable Area of the Leased Premises" shall be deemed to be 50,635 square feet rather than 40,843 square feet so that the term includes the Expansion Space. This amended square footage number shall apply throughout the Lease to all references to the square footage of the Leased Premises. In addition, the second through final sentences of Paragraph III.C(1)(c) of the Lease shall apply to the Expansion Space, and the parties hereto acknowledge that certification of 9,792 square feet as the gross rentable area of the Expansion Space has occurred before the date first written above.

               d. Paragraph III.C(l)(d) of the Lease shall be amended so that the term "Rentable Area of the Building"
shall be deemed to be 50,635 square feet rather than 48,395 square feet so that the term includes the Expansion Space. This amended square footage number shall apply throughout the Lease to all references to the square footage of the Building.

               e. Paragraph III.C(l)(e) of the Lease shall be amended as of June 1, 1993 so that the term "Tenant's Portion (with respect to the payment of Common Area Expenses, Taxes and Insurance)" will be thirty-seven and sixty-three one-hundredths percent (37.63%)(50,635/134,546) rather than 30.87%
(40,843/132,306) so that the term includes the Expansion Space. This amended Tenant's Portion shall apply throughout the Lease.

               f. The estimated amounts set forth in Paragraph III.C(2)(a) and (b) of the Lease shall be amended as of June 1, 1993 by adding thereto the estimated amounts of such Taxes, Insurance and Common Area Expenses for the Expansion Space. Therefore, commencing on June 1, 1993, Tenant shall pay to Landlord, in addition to the amounts set forth in the Lease sections listed above, with and at the same time as the monthly payments of Basic Annual Rent, the following amounts with respect to the Expansion Space:

                    (i)  Eight Hundred Seventy-Three Dollars and
Twelve Cents ($873.12) per month as one-twelfth of Tenant's estimated Portion of Common Area Expenses, which amount includes One Hundred Twenty-Two Dollars and Forty Cents ($122.40) per month as one-twelfth of Tenant's estimated Portion of the Insurance Costs. The limitation on increases in Common Area Expenses under the Lease shall apply to Tenant's Portion of Common Area Expenses for the Expansion Space, except that the Common Area Expenses for the Expansion Space for the first Lease Year shall not be limited in any way. Therefore, the fifth paragraph of Paragraph III.C(2) of the Lease (commencing with the phrase "Notwithstanding anything to the contrary ... "), shall not apply to the Expansion Space.

               (ii) One Thousand Two Hundred Thirty-Two Dollars and Sixteen Cents ($1,232.16) per month as one-twelfth of Tenant's estimated Portion of Taxes.

          Notwithstanding the foregoing, with reference to the Tenant's Portion (estimated and actual) of Common Area Expenses, Insurance Cost and Taxes, the same will not be charged with respect to the Additional Expansion Space until the Additional Expansion Space is completed and tendered to Tenant; provided, however, that if prior to the date the Additional Expansion Space is completed and tendered to Tenant, Montgomery County, Maryland assesses Taxes with respect to the Additional Expansion Space, then and in such event, the Tenant's Portion with respect to Taxes shall be increased to include the Additional Expansion Space effective as of the effective date of Montgomery County's assessment of Taxes with respect to the Additional Expansion Space.

          13. Environmental Assurances. Paragraph IV.G of the Lease shall be amended by adding a new subsection (5) as follows:
"Landlord shall have prepared, at its expense, at the expiration or earlier termination of the Lease Term as herein provided, a certification (the "Audit") from a reputable environmental company to the effect that based upon an inspection conducted by such environmental audit company not more than thirty (30) days prior to the expiration or termination of the Lease Term, the Leased Premises comply with the requirements set forth in subsection IV.G.(2)(a) above. In the event such Audit shows that additional tests are necessary in order to give the required certification, such additional costs shall be paid by tenant as additional rent within thirty (30) days of receipt of an invoice therefor from Landlord. In the event such Audit and/or any additional tests show that compliance work is necessary in order for the required certification to be given, all such compliance work paid shall be promptly undertaken by Tenant, at Tenant's sole cost and expense, in order for such certification to be obtained as promptly as possible. In addition, Tenant promptly shall reimburse Landlord for the cost of the original Audit as additional rent within thirty (30) days of receipt of an invoice from Landlord."

          14. Assignment/Subletting. Paragraph X.A of the Lease shall be amended by striking the last sentence of the second paragraph thereof in its entirety.

          15. Notices. Paragraph X.G of the Lease shall be amended by striking Landlord's address in subsection (i) and replacing it with "c/o Manekin Corporation, 7165 Columbia Gateway
Drive, Columbia, Maryland 21046, Attn: General Counsel".

          16. Parking. Paragraph X-0 of the Lease shall be amended by adding Tenant's right to the non-exclusive use of an additional three and one-half (3.5) parking spaces per one thousand (1,000) square feet of the Existing Expansion Space for a total of Twenty-Seven (27) parking spaces. Therefore, in addition to the 163 non-exclusive and 13 exclusive parking spaces set forth ill the Lease, Tenant shall have the exclusive use of 2 of the twenty-seven (27) additional parking spaces, and the non-exclusive use of 25 of the 27 additional parking spaces in the front and rear of Building D.

          17. Paragraph X.Q(9) shall be stricken in its entirety and replaced with the following: "Tenant Financing of Equipment, Fixtures, Etc. Landlord hereby agrees to subordinate any liens or rights it has during the Lease Term so that Tenant may finance or refinance, from time to time, its equipment, fixtures and inventory, and Landlord agrees to execute promptly upon request any and all such documents and/or instruments which reasonably may be requested and are reasonably satisfactory to Landlord in order to effectuate such subordination. Tenant is hereby granted the right to assign this Lease as security to a lender; provided that Landlord's then-current lender approves of each and every such assignment in writing. If Landlord's then-current lender approves any such assignment, then Landlord agrees to execute any and all documents and/or instruments as may reasonably be requested by Tenant and as are reasonably satisfactory to Landlord and Landlord's then-current lender in order to effectuate such security. Tenant shall reimburse Landlord as additional rent within thirty (30) days of receipt of an invoice from Landlord for all Landlord's legal costs and any and all legal costs Landlord must pay to its then-current lender in order to review Tenant's proposed assignment and all documents and/or instruments effectuating the assignment as follows: (i) with reference to Landlord's legal fees, an amount not in excess of Five Hundred Dollars ($500.00) per assignment; and (ii) with reference to Landlord's then-current lender, there shall be no fee or cost; and (iii) with reference to any lender after its then-current lender, an amount which is commercially reasonable for that lender's legal cost with reference to any such assignment."

          18.  Right of First Offer.

               a. If at any time during the Lease Term any portion of the existing space in the first phase of the Project i.e., 25, 35 and/or 45 West Watkins Mill Road (collectively, the "First Offer Space") becomes available; i.e., unencumbered by a lease with Landlord, then subject to the expansion rights of other tenants in the Project as described on Exhibit E attached hereto and made a part hereof, Tenant shall have the right of first offer (the "First Offer Right") to lease such First Offer Space. Landlord shall give Tenant prompt written notice of the availability of the First Offer Space and the terms on which Landlord is willing to lease it ("Landlord's Notice"); provided that: (i) the basic annual rent for any such First Offer Space shall equal ninety-five percent (95%) of the then-market rent for such space, taking into consideration, among other things, the cancellation options under Paragraph III.B of the Lease; (ii) in no event shall the basic annual rent for any First Offer Space be less than the Basic Annual Rent in effect during the immediately preceding Lease Year; and (iii) the basic annual rent for any First Offer Space shall increase by three and one-half percent (3.5%) per annum compounded annually, on each anniversary of the First Offer Commencement Date (as defined below). Market rent shall be determined in the same manner as set forth in subsection
(iii) of Rider No. 1 of the Lease, taking into consideration the cancellation options as set forth above.



               Tenant's exercise of its First Offer Right shall be effective only upon Tenant's written notice to Landlord ("Tenant's Notice") given five (5) days after Tenant's receipt of Landlord's Notice. If Tenant does not duly exercise its First Offer Right with respect to any particular First Offer Space, Landlord shall be free to offer such Space for lease to any other tenant on substantially the terms offered to Tenant hereunder.
If Landlord leases any such First Offer Space to another tenant and such Space becomes available one or more times during the Lease Term, Landlord shall not have to re-offer such space to Tenant hereunder.

               The first day of the lease term f or the First Offer Space shall be the earlier to occur of (i) the ninetieth
(90th) day after Landlord provides Tenant access to the First Offer Space in a broom-clean condition such that Tenant can commence the construction of its improvements to the First Offer Space; or (ii) the date Tenant begins to conduct its business from the First Offer Space (the "First Offer Commencement Date").

               b. Notwithstanding any other provision hereof, the following provisions shall apply to the First Offer Right and to Tenant's lease, if any, of the First Offer Space:

                    (i) Tenant shall not be entitled to exercise the First Offer Right unless on the date Tenant gives Landlord the First Offer Notice and on the First Offer Commencement Date:
(A) the Lease as hereby or hereafter amended, is in full force and effect; (B) Tenant has paid to Landlord any and all amounts which are then due from Tenant under this Lease and are in arrears, including, without limitation, any and all late fees; and (C) Tenant is not materially and/or substantially in default beyond any applicable notice and cure period with reference to any material or substantial non-monetary covenant in the Lease to be performed, observed or complied with by Tenant;

                    (ii) Tenant's rental of the First Offer Space shall be for a term commencing on the First Offer Commencement Date and continuing through the balance of the Lease Term; provided, however, that if on the First Offer Commencement Date there are then less than five (5) full years remaining on the Lease Term, then and in such event, the Lease Term (including the First Offer Term) shall automatically be extended so as to expire on the last day of the calendar month in which the fifth (5th) annual anniversary of the First Offer Commencement Date occurs;

                    (iii)  The First Offer Space shall be
delivered to Tenant in "as is" condition (i.e., there shall be no Expansion Space Contribution or Expansion Space Loan with respect thereto). Any improvements to the First Offer Space shall be made by Tenant at Tenant's sole cost and expense and shall be performed at Tenant's sole cost and expense and shall be performed in accordance with drawings, plans and specifications prepared by Tenant and approved by Landlord, such approval not to be unreasonable withheld;

                    (iv)  From and after the First Offer
Commencement Date, all references in the Lease and Riders thereto to the Leased Premises shall refer to the aggregate Premises and the First Offer Space and all references to the area or Rentable Area of the Leased Premises shall, for all purposes of this Lease, be deemed to include both the area of the Leased Premises and of the First Offer Space. Tenant's Portion shall be adjusted accordingly to reflect the leasing of the First Offer Space; and

                    (v)  Except as otherwise expressly
provided in this Paragraph 18, from and after the First Offer
Commencement Date, all of the covenants and agreements set forth in the Lease and Riders thereto shall apply to the First Offer
Space.

               c. Time is of the essence with respect to Tenant's exercise of its rights under this Paragraph 18. Tenant acknowledges that Landlord requires strict adherence to the requirement that Tenant's Notice be timely made and in writing.

          19. Tenant Authorization. Tenant represents and warrants to Landlord that this First Amendment has been validly authorized and is executed by an authorized officer of Tenant and that its terms are binding upon and enforceable against Tenant in accordance Herewith.

          20. Lease as Amended. From and after the full execution of this First Amendment, the Lease shall be amended and in full force and effect in such respects as are set forth in this First Amendment, and all other provisions, terms, conditions and riders of and to the Lease shall in all respects remain as set forth in the Lease, in full force and effect and applicable to the Expansion Space, except as specifically set forth in this First Amendment.

          21. Tenant Reaffirmation of Lease. Tenant hereby reaffirms and restates, and agrees to be bound by, the covenants, promises, representations and agreements set forth in the Lease (except to the extent that they are expressly superseded by this First Amendment) as if made herein.



                              LANDLORD:
    WITNESS/ATTEST:           CLOPPER ROAD ASSOCIATES,
                              a Maryland general partnership

                              By: M.O.R.M. Associates Limited
                                   Partnership

                              By:  RA & FM, Inc.

     Bonnie J. Gottlieb       By:  Richard M. Alter(SEAL)
                              Name:  Richard M. Alter
                              Title:  President


                              TENANT:
    WITNESS                   MEDIMMUNE, INC., a Delaware
                              Corporation

    David M. Mott             By:  Emilio O. DiCataldo
                              Name:  Emilio O. DiCataldo
                              Title:  Senior Vice President
                                      Finance and Administration



    STATE OF MARYLAND         )
                              )TO WIT:
    COUNTY OF BALTIMORE       )

     I HEREBY CERTIFY that on this 8th day of June, 1993, before me, the subscribed, a Notary Public of the State and county aforesaid, personally appeared Richard M. Alter, President of RA & FM, Inc., a general partnership of M.O.R.M. Associates Limited Partnership, general partner of Clopper Road Associates, and he acknowledged the foregoing Lease Agreement to be the act and deed of said general partnership.

     WITNESS my hand and Notarial Seal.

                                   Diane J. Hopkins
                                   Notary Public
                                   Baltimore Co., MD

    My Commission Expires:  May 1, 1995



STATE/COMMONWEALTH OF MARYALND     )
                                   )TO WIT:
COUNTY OF MONTGOMERY               )

    I HEREBY CERTIFY that on this 7th day of June, 1993, before me, the subscribed, a Notary Public of the State/Commonwealth and County aforementioned, personally appeared Emilio O. DiCataldo of MedImmune, Inc., Tenant, and he acknowledged the foregoing Lease Agreement to be his/the act and deed of the corporation.

    WITNESS my hand and Notarial Seal.


                                   Carol A. Iorio
                                   Notary public

My Commission Expires:  July 11, 1994